UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2025
Potbelly Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-36104	36-4466837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W Madison St, Suite 1000
Chicago, Illinois		60661
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (312) 951-0600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PBPB	The NASDAQ Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
 ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 2, 2025, the Board of Directors of Potbelly Corporation (the “Company”) amended and restated the Company’s by-laws (the “By-laws”).

The amendments provide that directors shall be elected by majority vote in uncontested elections, and by a plurality vote in contested elections. A resignation policy has been included in the event that a director is not elected by a majority vote in an uncontested election.

In addition, the amendments require any stockholder submitting notice of a director nomination to: (i) inform the Company that such stockholder intends to solicit proxies in support of any director nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended and (ii) provide evidence that certain requirements of such rule have been satisfied. The amendments also incorporate certain other technical changes in light of the universal proxy rules adopted by the U.S. Securities and Exchange Commission.

The foregoing description of the Company’s By-laws is qualified in all respects by reference to the text of the By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.

3.1	Amended and Restated By-laws of Potbelly Corporation, as amended on April 2, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 4, 2025	POTBELLY CORPORATION

		By:	/s/ Steven W. Cirulis
		Name:	Steven W. Cirulis
		Title:	Senior Vice President, Chief Financial Officer and Chief Strategy Officer